UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Qimonda AG

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Gustav-Heinemann-Ring 212 81739 Munich, Germany

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

American Depositary Shares each	New York Stock Exchange, Inc.
representing one Ordinary Share

Ordinary Shares, no par value	New York Stock Exchange, Inc.*
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: No. 333-135913
Securities to be registered pursuant to Section 12(g) of the Act: None

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1. Description of the Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of the Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears on page 40 (under the caption “Dividend Policy”), page 146 (under the caption “Principal and Selling Shareholders”), page 147 to 150 (under the caption “Articles of Association”), page 153 (under the caption “Exchange Controls and Limitations Affecting Shareholders”), pages 154 to 161 (under the caption “Description of American Depositary Shares”) and pages 163 to 166 (under the caption “Taxation”) of the Prospectus, subject to completion dated August 3, 2006, included in Amendment No. 3, filed on August 3, 2006, to the Registrant’s Registration Statement (No. 333-135913) on Form F-1, filed on July 21, 2006 under the Securities Act of 1933 is hereby incorporated by reference in answer to this Item.
Item 2. Exhibits.
     The following exhibits are filed herewith (or incorporated herein by reference):
99.1.	Registration Statement on Form F-1 filed on July 21, 2006 (File No. 333-135913), as amended from time to time (incorporated herein by reference).

99.2.	Articles of Association of Qimonda AG, as amended and restated as of July 14, 2006 (English translation) (incorporated by reference to Exhibit 3(i) of Qimonda AG’s registration statement on Form F-1 (Reg. No. 333-135913) filed with the SEC on July 21, 2006).

99.3.	Form of Deposit Agreement among Qimonda AG, Citibank, N.A., and holders of American Depositary Receipts (incorporated by reference to Exhibit 4(i)(B) of Qimonda AG’s registration statement on Form F-1 (Reg. No. 333-135913) filed with the SEC on July 21, 2006).

99.4.	Specimen of ordinary registered share certificate (incorporated by reference to Exhibit 4(i)(A) of Qimonda AG’s registration statement on Form F-1 (Reg. No. 333-135913) filed with the SEC on July 21, 2006).

99.5.	Form of American Depositary Receipt (included in Exhibit 99.4.).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	QIMONDA AG

Date	August 3, 2006

By	/s/ ppa. Dreischhoff

Name: Peter Dreischhoff
Title: Senior Vice President

By	/s/ ppa. Lau

Name: Nicole Lau
Title: Corporate Legal Counsel & Senior Director

Index to Exhibits

Exhibit	Exhibit
No.

99.1.	Registration Statement on Form F-1 filed on July 21, 2006 (File No. 333-135913), as amended from time to time (incorporated herein by reference).

99.2.	Articles of Association of Qimonda AG, as amended and restated as of July 14, 2006 (English translation) (incorporated by reference to Exhibit 3(i) of Qimonda AG’s registration statement on Form F-1 (Reg. No. 333-135913) filed with the SEC on July 21, 2006).

99.3.	Form of Deposit Agreement among Qimonda AG, Citibank, N.A., and holders of American Depositary Receipts (incorporated by reference to Exhibit 4(i)(B) of Qimonda AG’s registration statement on Form F-1 (Reg. No. 333-135913) filed with the SEC on July 21, 2006).

99.4.	Specimen of ordinary registered share certificate (incorporated by reference to Exhibit 4(i)(A) of Qimonda AG’s registration statement on Form F-1 (Reg. No. 333-135913) filed with the SEC on July 21, 2006).

99.5.	Form of American Depositary Receipt (included in Exhibit 99.4.).